EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


PARENT
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Community First Bancorp, Inc.


                                            STATE OR OTHER
                                            JURISDICTION OF         PERCENTAGE
SUBSIDIARIES                                INCORPORATION           OWNERSHIP
------------                                ---------------         ----------

Community First Bank                        United States             100%